EXHIBIT 10.27

MARTIN MARIETTA MATERIALS, INC.

DIRECTORS’ RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”), made as of                             between Martin Marietta Materials, Inc., a North Carolina corporation (the “Corporation”), and                      (the “Director”).

1.     GRANT

Pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”), the Corporation hereby grants the Director                      Restricted Stock Units on the terms and conditions contained in this Award Agreement, and subject to the terms and conditions of the Plan. The term “Restricted Stock Unit” or “Unit(s)” as used in this Award Agreement refers only to the Restricted Stock Units awarded to the Director under this Award Agreement.

2.    GRANT DATE

The Grant Date is                     .

3.    VESTING OF RESTRICTED STOCK UNITS

The Restricted Stock Units granted hereby shall vest immediately, but Stock issuable with respect to Restricted Stock Units shall be delivered as provided in Section 5 or Section 8.

5.     DIVIDEND EQUIVALENTS

On the date that Stock is delivered as provided in Section 5 or Section 8 (each, a “Delivery Date”, and each period commencing on the Grant Date and ending on a Delivery Date, a “Dividend Equivalent Period”), dividend equivalents will be credited to the Director in an amount equal to the aggregate amount of dividends paid on a share of Stock during the applicable Dividend Equivalent Period multiplied by the number of Restricted Stock Units settled on such Delivery Date. The dividend equivalent amounts shall be paid as soon as practicable following the applicable Delivery Date (but in no event later than 60 days following such Delivery Date) from the general assets of the Corporation and shall be treated and reported as additional compensation for the year in which payment is made.

5.    AWARD PAYOUT

(a)

Except as otherwise provided in an election form provided by the Director on or before December 31 of the calendar year preceding the calendar year in which this Award is granted (or, for a newly-elected director, before the effective date of the Director’s commencement of service as a Director) (the “Election Form”), fifty percent (50%) of the Restricted Stock Units granted hereunder will be converted into shares of Stock and delivered to the Director as soon as practicable following termination of the Director’s service on the Board of Directors (but in no event later than 60 days following such termination of service).

(b)

The other fifty percent (50%) (or, if the Director timely files an Election Form, the percentage not deliverable as provided in Section 5(a)) of the Restricted Stock Units granted hereunder will be converted into shares of Stock and delivered to the Director as soon as practicable following the Grant Date (but in no event later than 60 days following the Grant Date).

(c)

The Director may timely file an Election Form to increase the percentage of Restricted Stock Units granted hereunder that are deliverable as provided in Section 5(a) from fifty percent (50%) to any whole percentage greater than fifty percent (50%) and less than or equal to one hundred percent (100%).

(d)	For purposes of determining the number of shares of Stock deliverable to the Director under this Section 5, the conversion from Units to Stock will be one Unit for one share of Stock.

(e)

Notwithstanding any elections made pursuant to this Section 5, if the Director dies while serving on the Board of Directors, then all outstanding Units shall be immediately converted into shares of Stock and delivered to the Director’s estate or beneficiary (but in no event later than 60 days following such death).

6.    TRANSFERABLE ONLY UPON DEATH

This Restricted Stock Unit grant shall not be assignable or transferable by the Director except by will or the laws of descent and distribution.

7.     TAX WITHHOLDING

Except as otherwise required by law, the Corporation will not withhold any taxes at the time of vesting or distribution in accordance with Section 5. The Director is responsible for the payment of any applicable taxes.

8.    CHANGE IN CONTROL

In the event of a Change in Control that is a “change in the ownership or effective control” of the Corporation or “a change in the ownership of a substantial portion of the assets of” the Corporation (in each case, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended), all outstanding Units shall convert to shares of Stock. Such shares will be distributed no later than 60 days following the date of such Change in Control.

9.    AMENDMENT AND TERMINATION OF PLAN OR AWARDS

As provided in Section 7 of the Plan, subject to certain limitations contained within Section 7, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend all Award Agreements under the Plan. Notwithstanding Section 7 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of this Award Agreement shall accelerate any distribution under the Plan or, except with the Director’s express written consent, adversely affect any Restricted Stock Unit granted under this Award Agreement; provided, however, that the Board of Directors or the Committee may amend the Plan or this Award Agreement to the extent it deems appropriate to cause this Agreement or the Units hereunder to comply with Section 409A of the Code (“Section 409A”) (including the distribution requirements thereunder) or be exempt from Section 409A or the tax penalty under Section 409A(a)(1)(B). If the Plan and the Award Agreement are terminated in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), the Board of Directors may, in its sole discretion, accelerate the conversion of Units to shares of Stock and immediately distribute such shares of Stock to the Director.

10.    EXECUTION OF AWARD AGREEMENT

No Restricted Stock Unit granted under this Award Agreement is distributable nor is this Award Agreement enforceable until this Award Agreement has been fully executed by the Corporation and the Director. By executing this Award Agreement, the Director shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

11.    MISCELLANEOUS

(a)

Nothing contained in the Award Agreement confers on the Director the rights of a shareholder with respect to this Restricted Stock Unit award during the applicable Dividend Equivalent Period and before the Director becomes the holder of record of the shares of Stock payable. Except as provided in Section 9 of the Plan, no adjustment will be made for dividends or other rights, and grants of dividend equivalents pursuant to Section 4 will not be considered to be a grant of any other shareholder right.

(b)

For purposes of this Award Agreement, the Director will be considered to be in the service of the Corporation during an approved leave of absence unless otherwise provided in an agreement between the Director and the Corporation.

(c)

Nothing contained in this Award Agreement or in any Restricted Stock Unit granted hereunder shall confer upon any Director any right of continued service by the Corporation, expressed or implied, nor limit in any way the right of the Corporation to terminate the Director’s service on the Board of Directors at any time.

(d)	Except as provided under Section 6 herein, neither these Units nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto.

(e)	Capitalized terms used but not defined in this Award Agreement shall have the meanings assigned to such terms in the Plan.

(f)	To the extent there is a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

12.    NOTICES

Notices and all other communications provided for in this Award Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight mail courier service, postage prepaid, addressed as follows:

If to the Director, to the most recent address on file with the Corporation.

If to the Corporation, to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, NC 27607

Fax: (919) 783-4535

Attn: Corporate Secretary

or to such other address or such other person as the Director or the Corporation shall designate in writing in accordance with this Section 12, except that notices regarding changes in notices shall be effective only upon receipt.

13.    GOVERNING LAW

This Award Agreement shall be governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed and the Director has hereunto set his hand as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.

By:
Roselyn Bar
Executive Vice President, General Counsel and Corporate Secretary

DIRECTOR

By:
(Director’s Signature)